                                              MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                              MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                COMPUTATION OF RATIOS OF EARNINGS TO
                                    COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                               For the Three Months Ended June 26, 1998              For the Three Months Ended June 27, 1997
                          ---------------------------------------------------   ---------------------------------------------------
                          Merrill Lynch Preferred     Merrill Lynch Preferred   Merrill Lynch Preferred     Merrill Lynch Preferred
                               Capital Trust II         Funding II, L.P.             Capital Trust II         Funding II, L.P.
                          -----------------------     -----------------------   -----------------------     -----------------------
Earnings                              $6,185,568                 $7,254,891                 $6,185,568                 $7,254,755
                                      ==========                 ==========                 ==========                 ==========

Fixed charges                         $     -                    $      -                   $     -                    $      -

Preferred securities distribution
  requirements                         6,000,000                  6,185,568                  6,000,000                  6,185,568
                                      ----------                 ----------                 ----------                 ----------

Total combined fixed charges and
  preferred securities distributions  $6,000,000                 $6,185,568                 $6,000,000                 $6,185,568
                                      ==========                 ==========                 ==========                 ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                       1.17                       1.03                       1.17

                                                                                                  For the Period
                                For the Six Months Ended June 26, 1998                   February 6, 1997 to June 27, 1997
                          ---------------------------------------------------   ---------------------------------------------------
                          Merrill Lynch Preferred     Merrill Lynch Preferred   Merrill Lynch Preferred     Merrill Lynch Preferred
                               Capital Trust II         Funding II, L.P.             Capital Trust II         Funding II, L.P.
                          -----------------------     -----------------------   -----------------------     -----------------------
Earnings                             $12,371,136                $14,508,404                 $9,896,909                $11,602,293
                                     ===========                ===========                 ==========                ===========

Fixed charges                        $      -                   $      -                    $     -                   $      -

Preferred securities distribution
  requirements                        12,000,000                 12,371,136                  9,600,000                  9,896,909
                                     -----------                -----------                 ----------                -----------

Total combined fixed charges and
  preferred securities distributions $12,000,000                $12,371,136                 $9,600,000                $ 9,896,909
                                     ===========                ===========                 ==========                ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                       1.17                       1.03                       1.17